EXHIBIT 10.1

                              AGREEMENT AND RELEASE

          James J. Williams, residing at 115 Linden Tree Road, Wilton, Connecticut 06897 ("Employee") and BUILDING BLOCKS, INC., a Connecticut corporation, having its principal offices and place of business at 1720 Post Road East, Westport Connecticut 06880 ("Company") agree to the following:

          1. Employee has been advised that due to changes in the Company's business plans, and for other reasons which have been explained to him Employee's employment with Company will cease on March 6, 1996 ("Termination Date").

          2. Although Company has no contractual obligation or policy under which Employee would be entitled to severance, Company will pay Employee two weeks salary as severance plus any accrued vacation days (net of required withholding) on the 10th day after execution of this Agreement. Employee will also be entitled to participate at his option and expense in Company's major medical and hospitalization plans for 18 months in accordance with applicable Federal law.

          3. Company acknowledges that Employee is free to seek employment with a competitor of Company. Employee acknowledges that during his employment at Company he had access to, and possession of, confidential and proprietary information, data, and documents of the Company and its affiliates ("Confidential Information"). Employee agrees that he will not at any time disclose any Confidential Information and/or data, and will surrender to Company all keys and credit cards (and all copies thereof) of the Company and its affiliates on the Termination Date.

          4. Employee realizes that there are various State and Federal laws that prohibit employment discrimination on the basis of age, sex, race, color, national origin, religion, disability, pregnancy or veteran status and that these laws are enforced through the Equal Employment Opportunity Commission, Department of Labor and State Human Rights Agencies. Employee acknowledges that Company has not (a) discriminated against him, (b) breached any express or implied contract with him or (c) otherwise acted unlawfully toward him. Employee intends to and hereby gives up any rights he may have under these or any other laws with respect to his employment at Company.

          5. Save only for claims for breach of this Agreement, Employee, in consideration of the payments described herein, hereby releases and discharges Company, its successors, assigns, officers, directors, shareholders, representatives, employees, and agents, from any and all actions, causes of action, claims, or charges, including claims for attorneys' fees and costs, whatsoever, in law or equity. The foregoing Release includes but is not limited to, wrongful or unlawful discharge, violations of Title VII of the Civil Rights Acts of 1964 as amended and the Civil Rights Act 1991 as amended, Age Discrimination in Employment Act of 1967 as amended, the Equal Employment Act of 1972, the Employee Retirement Income Security Act of 1974 as amended, the Consolidated Omnibus Budget Reconciliation Act of 1985, and any and all federal, state and/or municipality Jaws, rules, regulations, or ordinances pertaining to fair employment, human rights, wages, hours or any







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other terms and conditions of employment, and termination of employment, contracts, or any other laws or claims and Employee hereby further expressly waives any and all rights under any laws that limit a general release to claims against the other party known or suspected to exist as of the date of this Agreement.

          6. Employee completely understands the terms and conditions herein and is entering into this Agreement and Release voluntarily. Employee has been offered and has declined the opportunity to consult with family, counsel or advisors for a period of three weeks before making his decision to accept or reject the severance pay set forth herein and to sign or not sign this Agreement and Release. Notwithstanding his execution hereof, Employee has 7 days after such execution to change his mind and revoke this Agreement and Release by so notifying the Company in a writing which is actually received by the Company on or before March 13, 1996.

          7. This Agreement and Release (i) may not be changed orally; (ii) constitutes the sole agreement between the parties as to the subject matter hereof; and (iii) shall be governed by, and construed and interpreted in accordance with Connecticut law.

          8. Employee hereby resigns as an officer and director of Building Blocks, Inc.

          9. If any provision of this Agreement and Release is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall still continue in full force without being impaired or invalidated in any way.

          BY SIGNING THIS AGREEMENT AND RELEASE EMPLOYEE STATES THAT: HE HAS READ IT; HE UNDERSTANDS IT AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS; HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS ABOUT IT AND HAVE HAD QUESTIONS ANSWERED. FURTHER, COMPANY HAS OFFERED EMPLOYEE THE TIME AND OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH HIS FAMILY ADVISOR AND ATTORNEY. EMPLOYEE IS SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY.

BUILDING BLOCKS, INC.              EMPLOYEE


By:    /s/KEVIN R. GREENE                       /s/JAMES J. WILLIAMS
     ---------------------------               ----------------------------
       Kevin R. Greene, Chairman                 James J. Williams

Date: March 6, 1996                              Date: March 6, 1996




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